ASSIGNMENT AND
SECOND AMENDMENT OF THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS ASSIGNMENT AND SECOND AMENDMENT dated as of November 17, 2017, to the Fund Accounting Servicing Agreement dated as of August 31, 2015, as amended December 11, 2015 (the "Agreement"), is entered into by and between EAGLE CAPITAL APPRECIATION FUND, EAGLE GROWTH & INCOME FUND, AND EAGLE SERIES TRUST (each, a “Trust” and collectively the “Trusts” or the “Eagle Family of Funds”), each a Massachusetts business trust, Carillon Series Trust, a Delaware Trust (“Carillon”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ( “USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to change the names of the Trusts and the Funds, to add additional Funds, and to amend the fees; and

WHEREAS, in one or more transactions the Funds, Eagle Capital Appreciation Fund and Eagle Growth & Income Fund have been merged into and become series of the Carillon Series Trust; and

WHEREAS, the Trusts desire to assign the Agreement to Carillon, Carillon desires to accept the assignment of the Agreement from the Trusts, and USBFS desires to consent to such assignment; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both all parties and authorized or approved by the Boards of Trustees.

NOW, THEREFORE, the parties agree as follows:

1.	The Trusts hereby assign the Agreement to Carillon, Carillon hereby accepts such assignment, and USBFS hereby consents to such assignment.

2.	All references to the “Eagle Series Trust” shall be replaced with the “Carillon Series Trust.” All references to the “Eagle Family of Funds” shall be replaced with the “Carillon Mutual Funds.”

3.	Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

4.	Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[Signatures on the Following Page]

Eagle – 11/2017

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EAGLE CAPITAL APPRECIATION FUND EAGLE GROWTH & INCOME FUND EAGLE SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Susan Walzer	By:	/s/ Dana Armour
Name:	Susan Walzer	Name:	Dana Armour
Title:	Principal Executive Officer	Title:	Executive Vice President

CARILLON SERIES TRUST

By:	/s/ Susan Walzer
Name:	Susan Walzer
Title:	Principal Executive Officer

Eagle – 11/2017

Amended Exhibit A
to the
Fund Accounting Servicing Agreement

Fund Names

Separate Trusts of the Carillon Mutual Funds and Series Thereof, if Any

Name of Trust

Carillon Series Trust
Carillon Capital Appreciation Fund
Carillon Growth & Income Fund
Carillon Clarivest Capital Appreciation Fund
Carillon Eagle Growth & Income Fund
Carillon Clarivest International Stock Fund
Carillon Eagle Investment Grade Bond Fund
Carillon Eagle Mid Cap Growth Fund
Carillon Eagle Mid Cap Stock Fund
Carillon Eagle Small Cap Growth Fund
Carillon Eagle Smaller Company Fund
Carillon Couger Tactical Allocation fund
Carillon Reams Core Bond Fund
Carillon Reams Core Plus Bond Fund
Carillon Scout International Fund
Carillon Reams Low Duration Bond Fund
Carillon Scout Mid Cap Fund
Carillon Scout Small Cap Fund
Carillon Reams Unconstrained Bond Fund

Eagle – 11/2017

Exhibit B to the Fund Accounting Servicing Agreement - Fee Schedule at November 17, 2017

Annual Fund Accounting Fee Based Upon Average Net Assets Per Fund Complex*

1 basis point on the first $5 billion
.75 basis point on the next $5 billion
.50 basis point on the balance

Minimum annual fee:  $525,000 for fund complex of 10-16 funds

Pricing Services**

◾ $0.15 - Domestic Equities, Options, ADRs
◾ $0.50 - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency
                 Rates, Mortgage Backed Securities
◾ $0.80 - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
                 Bonds, Asset Backed Securities, High Yield Securities
◾ $1.00 - Bank Loans
◾ $3.00 - Credit Default Swaps
◾ $1.50 - Swaptions, Index Swaps
◾ $0.90 - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.  All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action & Manual Pricing Services

◾ $2.00 /Foreign Equity Security per Month for Corporate Action Service
◾ $1.00 /Domestic Equity Security per Month for Corporate Action Service
◾ $500 /Month Manual Security Pricing (>25/day)

Fair Value Services (Charged at the Complex Level)**

◾ $0.636 on the First 100 Securities
◾ $0.466 on the Balance of Securities

Chief Compliance Officer Support Fee (Fund Complex)*

◾ $3,000 /year

Out-Of-Pocket Expenses
Including but not limited to factor services, SWIFT processing, and customized reporting.

Additional Services
Master/Feeder structures and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
** Per security per fund per pricing day.
Fees are calculated pro rata and billed monthly.

Eagle – 11/2017

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